UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On May 15, 2016, Biostage, Inc. (“Biostage” or the “Company”) entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as exclusive placement agent for the issuance and sale of 2,836,880 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $1.7625 per share, and warrants to purchase 1,418,440 shares of Common Stock (the “Warrants”). On May 18, 2016, the Company entered into an Amendment to the Engagement Letter (the “Amendment”) with Wainwright. Pursuant to the Amendment, Wainwright will no longer be entitled to receive a cash fee equal to 7% of cash exercise price proceeds received by the Company in connection with the exercise of the Warrants.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary is subject to, and qualified in its entirety by, the text of the Amendment, which is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Amendment to Engagement Letter between Biostage, Inc. and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, dated May 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

May 20, 2016	/s/ Thomas McNaughton
(Date)	Thomas McNaughton Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Amendment to Engagement Letter between Biostage, Inc. and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, dated as of May 18, 2016